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                                                                   EXHIBIT 10.12

                               3000 SAND HILL ROAD

                               SUBLEASE AGREEMENT

SHARON LAND COMPANY, LLC (Lessor) and SAND HILL ADVISORS, INC. (Lessee and Sublessor) under master lease dated June 1, 1982 and WEST COAST REALTY INVESTORS, INC. (Sublessee) hereby agree as follows:

      1.    Commencing October 15, 2001, Sublessee shall sublease from Sublessor
            (1) office in Suite 140, Building 3, 3000 Sand Hill Road, Menlo Park, California, as shown on the attached Exhibit A. This sublease is subject to the master lease between Lessor and Sublessor being in full force and effect during the term of the sublease and any renewal periods.

      2. The sublease shall be on a month-to-month basis cancelable by either party with a sixty day written notice.

      3. Rental shall be $2,000 per month commencing October 23, 2001 through October 31, 2002, due and payable to Sublessor on the first day of each month, in advance.

      4. Lessor shall provide Sublessee with all normal office building services, including utilities and five-day-a-week janitorial services. Sublessee agrees to use the premises for general office purposes only.

      5. Sublessee shall be entitled to the use of (1) parking space located in the parking area West of Building 3. Sublessee agrees to abide by any reasonable rules of Lessor relating to the operation of parking areas and driveways at 3000 Sand Hill Road.

      6. Sublessee shall indemnify Lessor and Sublessor from any claims for injury to person or damage to property arising directly or indirectly out of Sublessee's use and occupancy of the premises, except for any claims resulting from the negligence of Lessor and Sublessor.

      7. In the event Sublessor permits Sublessee to use Sublessor's account at the Sundeck, Sublessor shall notify Lessor in writing that Sublessee may use Sublessor's account and that Sublessor will be responsible for Sublessee's charges.

      8. This sublease may not be assigned by Sublessee without prior written approval of Lessor and Sublessor. Such approval shall not be unreasonably withheld.


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Executed as of 10/19/01


LESSOR:                                     LESSEE/SUBLESSOR:

SHARON LAND COMPANY LLC.                    SAND HILL ADVISORS, Inc.
A California Ltd. Liability Company         a Delaware Corporation


/s/ Gary Wimmer                             /s/ Gary K Conway
----------------------------------          --------------------------
Gary Wimmer, Managing Member                Gary K. Conway, CEO

                                            SUBLESSEE:
                                            WEST COAST REALY INVESTORS, INC.

                                            /s/ Allen K. Meredith
                                            ---------------------------
                                            Allen K. Meredith,
                                            Chairman and CEO